UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ORGANIC TO GO FOOD CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORGANIC TO GO FOOD CORPORATION
3317 Third Avenue South
Seattle, Washington 98134

April __, 2008

To Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Organic To Go Food Corporation, which will be held at 10:00 a.m., local time, on May 16, 2008, at 601 Union Street, 51st Floor, Seattle, Washington 98101. All holders of Organic To Go Food Corporation common stock as of the close of business on __________________, 2008 are entitled to vote at the Annual Meeting. Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. In order to facilitate your voting, you may vote in person at the meeting, by sending in your written proxy card. Your vote will ensure your representation at the Annual Meeting if you cannot attend in person. Please review the instructions on the proxy card regarding these voting options.

Thank you for your ongoing support and continued interest in Organic To Go Food Corporation.

Sincerely,

/s/ Jason Brown
Jason Brown
Chairman and Chief Executive Officer

ORGANIC TO GO FOOD CORPORATION
3317 Third Avenue South
Seattle, Washington 98134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Organic To Go Food Corporation, a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on May 16, 2008, at 601 Union Street, 51st Floor, Seattle, Washington 98101, for the following purposes:

1. To elect seven directors to hold office for a one-year term and until their respective successors are elected and qualified.

2. To ratify the appointment of Rose, Snyder & Jacobs as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

3. To ratify the amendment of the Company’s 2007 Equity Participation Plan to increase the number of shares of common stock authorized for issuance under the plan by 2,000,000 shares.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, containing consolidated financial statements, is included with this mailing.

The Board of Directors has fixed the close of business on _____________, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

By Order of the Board of Directors
/s/ Jason Brown
Jason Brown
Chairman and Chief Executive Officer

Dated: April ___, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

ORGANIC TO GO FOOD CORPORATION
3317 Third Avenue South
Seattle, Washington 98134

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is being furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Organic To Go Food Corporation (together with its wholly owned subsidiary, Organic To Go, Inc., the “Company,” “we,” “our” or “us”) for use at the Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) to be held at 10:00 a.m., local time, on May 16, 2008, at 601 Union Street, 51st Floor, Seattle, Washington 98101, and at any adjournment thereof. It is anticipated that this Proxy Statement and accompanying proxy will be mailed on or about April 16, 2008, to all stockholders entitled to vote at the Annual Meeting. When your proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon.

At the close of business on _____________, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, we had issued and outstanding _____________shares of common stock, $0.001 par value per share. Each share of our common stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on _____________, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Voting

You may vote by attending the Annual Meeting and voting in person. You may also vote by completing and mailing the enclosed proxy card. If your shares are held by a bank, broker or other nominee, please refer to the instructions they provide for voting your shares. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

The method of voting by proxy differs for shares held as a record holder and shares held in “street name,” which means shares that are held of record by a broker, bank or other nominee. If you hold your shares of common stock as a record holder, you may vote by completing, dating and signing the enclosed proxy card and promptly returning it in the enclosed, preaddressed, postage paid envelope or otherwise mailing it to us by following the instructions on the enclosed proxy card. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet or by telephone. Please see the voting instructions from your broker, bank or nominee that accompany this Proxy Statement.

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in street name and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the record holder of the shares, which is the broker or other nominee, authorizing you to vote at the Annual Meeting.

Your vote is very important. Accordingly, please complete, sign and return the enclosed proxy card or voting instruction card whether or not you plan to attend the Annual Meeting in person. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

Any stockholder of record has the power to revoke his or her proxy at any time before it is voted by delivering a written notice to our Secretary, bearing a date later than the date of the proxy, stating that the proxy is revoked, or by signing and delivering a new proxy, relating to the same shares and bearing a later date than the original proxy. In addition, a stockholder of record attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Organic To Go Food Corporation, 3317 Third Avenue South, Seattle, Washington 98134, Attention: Secretary.

If your shares are held in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

The enclosed proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, our management is not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to our management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of our Board of Directors. Our Board of Directors is recommending a vote “FOR” each of the seven director nominees, “FOR” the ratification of the selection of the independent auditors, and “FOR” the amendment of our 2007 Equity Participation Plan.

Quorum and Vote Required

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the eligible votes on the record date will constitute a quorum, permitting the meeting to conduct its business. Proxies received, but marked as abstentions, and broker non-votes (i.e., shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote by the actual owner of the shares and does not have discretionary authority to vote such shares) will be included in the calculation of the number of votes considered to be present at the Meeting for purposes of a quorum. Brokers or other nominees who hold shares of our common stock in street name for a beneficial owner of those shares generally have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners.

For Proposal 1, directors will be elected by a plurality of the votes cast. This means that the seven directors receiving the highest number of votes will be elected as directors. Any broker non-vote or abstention will not have an effect on the election of directors.

For Proposal 2, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for the ratification of the selection of Rose, Snyder & Jacobs as our independent auditors. Abstentions will have the same effect as voting against this proposal. Any broker non-vote will not have an effect on the ratification of Rose, Snyder & Jacobs as our independent auditors.

 For Proposal 3, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment of the Company’s 2007 Equity Participation Plan. Abstentions will have the same effect as voting against this proposal. Broker non-votes will not have an effect on this proposal.

Solicitation

We will pay the expenses of soliciting proxies for the Annual meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. Proxies may be solicited personally, by mail, or by telephone, by directors, officers, and regular employees of the Company who will not be additionally compensated therefore.

The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

ELECTION OF DIRECTORS
(Proposal No. 1 of the Proxy Card)

Nominees

The Board of Directors consists of seven members. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date.

The seven candidates nominated for election as directors at the Annual Meeting are Jason Brown, Dave Smith, Peter Meehan, Roy Bingham, Douglas Lioon, S.M. “Hass” Hassan and Gunnar Weikert. The enclosed proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Stockholders in 2009, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

If a quorum is present and voting, the seven nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker non-votes, will be counted as present only for purposes of determining if a quorum is present.

The following table sets forth the nominees for election as directors at the Meeting. All of our directors, other than Gunnar Weikert, have held their positions with us since February 12, 2007, which is the date when we acquired Organic To Go, Inc.

Name	Age	Position	Director Since (1)
Jason Brown	50	Chief Executive Officer and Chairman	2007
Dave Smith	64	Director	2007
Peter Meehan	50	Director	2007
Roy Bingham (2)	44	Director	2007
Douglas Lioon (2)(3)	50	Director	2007
S.M. “Hass” Hassan (3)	58	Director	2007
Gunnar Weikert	44	Director	2008

(1)
Messrs. Brown, Smith, Meehan, Bingham, Lioon and Hassan were appointed as directors of Organic To Go Food Corporation in connection with our merger with Organic To Go, Inc. in February 2007. Prior to the merger, Messrs. Brown, Smith, Meehan, Bingham, Lioon and Hassan served as directors of Organic To Go, Inc.

(2)	Member of Audit Committee

(3)	Member of Compensation Committee

Jason Brown served as Chief Executive Officer and Chairman of the Board of Directors of Organic To Go, Inc. since its inception in February 2004. Mr. Brown has more than 25 years of experience in branded direct to consumer retail operations. From 2000 through March 2003, Mr. Brown served as the Chief Executive Officer of Custom Nutrition Services, a company which provided consumers with personalized vitamin solutions based on tailored medical expertise which he founded. In April 2003, Custom Nutrition Services was sold to Drugstore.com for $5.6 million in cash and stock. From 1995 to 2000, Mr. Brown served as the Chief Executive Officer of Concept Development, an alternative healthcare consulting firm. From 1990 to 2000, Mr. Brown served as a Managing Director for Columbia Sportswear NZ/Australia, an international sportswear manufacturer and retailer. From 1978 to 1989, Mr. Brown served as the Chief Executive Officer of Cotton Comfort, a vertically integrated cotton clothing store chain.

Dave Smith served as a director of Organic To Go, Inc. since its inception in February 2004. Mr. Smith is the co-founder of Smith & Hawken, the garden tool company. From July of 1979 to September of 1988, Mr. Smith served as President and Chief Operating Officer of Smith & Hawken. From September of 1997 to June of 2001, Mr. Smith served as the Vice President of Catalog/Internet Marketing and Operations of Seeds of Change. Since June of 2001, Mr. Smith has worked as an independent consultant to a variety of companies. Mr. Smith has been involved in the retail and catalog industries as an executive and consultant for over 20 years with companies such as SelfCare, Real Goods, Diamond Organics, Seeds of Change and Organic Bouquet.

Peter Meehan served as a director of Organic To Go, Inc. since its inception in February 2004. Mr. Meehan has served as the Chief Executive Officer of Newman's Own Organics since it was co-founded in 1993 by Mr. Meehan, Paul Newman and Nell Newman.

Roy Bingham served as a director of Organic To Go, Inc. since its inception in February 2004. In 2006, Mr. Bingham co-founded NourishLife, LLC, an online marketer of branded nutritional solutions. Previously, Mr. Bingham founded and served as a Managing Director of Health Business Partners, LLC, a specialist investment banking firm. From 1995 to 1997, Mr. Bingham served as a consultant with McKinsey & Company in Boston, where he provided management-consulting services to several Fortune 500 companies. From 1988 to 1993, Mr. Bingham worked in London, England as the corporate treasurer and eventually a Board member of Paragon, PLC. Mr. Bingham earned a Masters Degree in Business Administration with distinction from Harvard Business School in 1995.

Douglas Lioon served as a director of Organic To Go, Inc. since its inception in February 2004. Mr. Lioon joined HVL Incorporated, a healthcare and nutritional products company whose principal brand is Douglas Laboratories, in 1978 as a Sales Representative and served as its President from 1985 to December 2005, when HVL Incorporated was sold to Atrium Biotechnologies Inc. for $92 million. Mr. Lioon created and developed the Douglas Laboratories brand, a leading dietary supplement company, and engineered its vertical integration strategy growing Douglas Laboratories into one of the leaders in the practitioner segment of the dietary supplement industry.

S.M. “Hass” Hassan served as a director of Organic To Go, Inc. since December 2006. Since June 2006, Mr. Hassan has served as a member of the Board of Directors of Whole Foods Markets, a leading natural food supermarket chain. In 1979, Mr. Hass founded Alfalfa’s Markets, a whole food supermarket chain, and served as its President and Chief Executive Officer until 1996. From 1996 to 1998, Mr. Hassan served as the President of Wild Oats Markets, a whole food supermarket chain. In 1999, Mr. Hassan founded Fresh & Wild, the United Kingdom’s leading retailer of organic foods, and served as its Executive Chairman until its sale to Whole Foods Markets in 2004. During his career, Mr. Hassan has received many industry recognitions, including the Chain Store Retail Executive of the Year, Boulder Entrepreneur of the Year and EY National Entrepreneur of the Year. Since 2004, Mr. Hassan has been working as an active board member and investor in several companies in the natural products industry.

Gunnar Weikert has served as a director of the Company since February 2008. Dr Weikert is founder and CEO of Inventages Venture Capital Inc., a leading venture capital fund specializing in life sciences.  Prior to founding Inventages, Dr. Weikert held the position of Senior Vice President and Global Head for Life Science Deals at Bayer AG. Dr Weikert has a MD and a PhD in metabolic science from University of Düsseldorf. He also received an MBA education.

Certain Relationships and Related Party Transactions

All of the Company’s officers and directors, with the exception of Michael Gats, Andrew Jacobs and Gunnar Weikert, were appointed to their respective positions in connection with that certain Agreement and Plan of Merger and Reorganization, dated as of January 11, 2007, by and among the Company, Organic Acquisition Corporation and Organic To Go, Inc., pursuant to which the Company acquired its wholly owned subsidiary, Organic To Go, Inc.

Dr. Weikert was appointed as a director of the Company in connection with that certain Securities Purchase Agreement, dated as of February 19, 2008, by and between the Company and W.Health L.P., an affiliate of Inventages Venture Capital Inc., pursuant to which the Company sold 7,142,857 shares of common stock to W.Health L.P. for $10 million. Dr. Weikert is founder and CEO of Inventages Venture Capital Inc. Pursuant to the Securities Purchase Agreement, if Dr. Weikert resigns or dies, the remaining directors of the Company will be required to elect a new designee of the W.Health L.P. to serve on the Company’s Board of Directors. The Board of Directors of the Company may not take any action to remove Dr. Weikert or his designated successors without the written consent of W.Health L.P., and is required to nominate Dr. Weikert or his designated successors for election or re-election at each annual meeting of the Company’s stockholders. Dr. Weikert, or his designated successors, have the right to sit on any committee established by the Board of Directors.

Board of Directors

The Company’s Board of Directors is currently composed of seven members. Mr. Brown has been elected as the Chairman of the Board of Directors. In this capacity he is responsible for presiding at the meetings of the Board of Directors. All directors are elected annually and serve until the next annual meeting of stockholders or until the election and qualification of their successors. There are no family relationships between any of our directors or executive officers.

Board of Directors Meetings and Committees of the Board of Directors

There were 12 meetings of the Board of Directors during the fiscal year ended December 31, 2007. No person serving as a director during the fiscal year ended December 31, 2007, attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and all committees on which such director served. One member of the Board of Directors attended our 2007 Annual Meeting of Stockholders.

The Board of Directors has established an Audit Committee and Compensation Committee. The Audit Committee, which is comprised of Douglas Lioon and Roy Bingham, met four times during the fiscal year ended December 31, 2007. The Compensation Committee, which is comprised of S.M. “Hass” Hassan and Douglas Lioon, met four times during the fiscal year ended December 31, 2007.

Audit Committee

The Company has a separately designated standing Audit Committee, which makes recommendations for selection of the Company’s independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the financial statements of the Company and the adequacy of the Company’s internal accounting controls and financial management practices.

The Audit Committee currently consists of Messrs. Lioon and Bingham. The Board of Directors has determined that, based upon his prior work experience and his tenure and experience on the Company’s Audit Committee, Mr. Bingham qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the Securities and Exchange Commission (the “SEC”). To date, no determination has been made as to whether any other member of the Audit Committee also qualifies as an Audit Committee Financial Expert.

There were four meetings of the Audit Committee during the fiscal year ended December 31, 2007. The Audit Committee has not adopted a charter. However, the Audit Commitee intends to adopt a charter in the near future.

Compensation Committee

The Compensation Committee is responsible for determining compensation for the Company’s executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board of Directors in the administration of the Company’s equity compensation plan. The Compensation Committee consists of Messrs. Lioon and Hassan. There were four meetings of the Compensation Committee during the fiscal year ended December 31, 2007.

The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation to be paid to the executive officers. In addition, the Compensation Committee receives input from executive officers with respect to certain aspects of compensation, such as bonuses.

In general, the process by which the Compensation Committee makes decisions relating to executive compensation includes, but is not limited to, consideration of the following factors:

•	The Company’s executive compensation philosophy and practices.

•	The Company’s performance relative to peers and industry standards.

•	Success in attaining annual and long-term goals and objectives.

•	Alignment of executive interests with stockholder interests through equity-based awards and performance-based compensation.

•	Individual and team contributions, performance and experience.

•	Total compensation and the mix of compensation elements for each executive officer.

•	Compensation practices and corporate financial performance of other companies in the industries in which the Company operates.

The Compensation Committee has not adopted a charter. The Compensation Committee intends to adopt a charter in the near future.

The Board of Directors may designate from among its members one or more additional committees. The Company does not currently have a nominating committee. The Company has determined that the functions ordinarily handled by a nominating committee are currently adequately handled by the entire Board of Directors.

Nominations by Stockholders

Nominees for our Board of Directors are determined by our Board of Directors as a whole, based on recommendations of one or more of its members. We do not have a formal policy with regard to the consideration of any director candidates recommended by security holders. However, the Board of Directors generally considers all suggestions from individual investors, subject to evaluation of the suggested nominee’s merits. Stockholders may communicate nominee suggestions directly to any of the Board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent prior to being considered for nomination. Although there is no formal criteria for nominees, our Board of Directors believes that nominees should be actively engaged in business endeavors, have a financial background, and be familiar with acquisition strategies and the restaurant or food service industry. We do not have any restrictions on stockholder nominations under our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws. The only restrictions are those applicable generally under Delaware law and the federal proxy rules.

Code of Ethics

Prior to our merger with Organic To Go, Inc. on February 12, 2007, we were a non-operating shell company. As a result, we had no need for, and had not adopted a code of ethics. We plan to adopt a code of ethics in the near future.

The Board of Directors unanimously recommends that you vote FOR the election of each of Jason Brown, Dave Smith, Peter Meehan, Roy Bingham, Douglas Lioon, S.M. “Hass” Hassan and Gunnar Weikert as directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast by the holders of the Company’s common stock present in person at the Meeting or represented by proxy, and entitled to vote on the subject matter of the proposal.

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2 of the Proxy Card)

The Audit Committee of the Board of Directors has selected Rose, Snyder & Jacobs as the Company’s independent registered public accountants for the year ending December 31, 2008, and has further directed that management submit the selection of independent registered public accountants for ratification by the Company’s stockholders at the Annual Meeting. Rose, Snyder & Jacobs has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

In the event that the Company’s stockholders fail to ratify the selection of Rose, Snyder & Jacobs, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the Company’s and its stockholders’ best interests.

Representatives of Rose, Snyder & Jacobs are not expected to be present at the Annual Meeting.

Our Board of Directors unanimously recommends a vote “FOR” the ratification of Rose, Snyder & Jacobs as the Company’s independent registered public accountants for the fiscal year ending December 31, 2008. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of common stock present and voting at the Meeting.

RATIFICATION OF AMENDMENT TO 2007 EQUITY PARTICIPATION PLAN
(Proposal No. 3 of the Proxy Card)

The Board of Directors has voted to amend the Company’s 2007 Equity Participation Plan (the “2007 Plan”) to increase the number of shares of common stock authorized for issuance under the plan by 2,000,000 shares. No other changes to the 2007 Plan are presently proposed.

The 2007 Plan has been in place since May 16, 2007. As of March 31, 2008, no options have been exercised since the inception of the 2007 Plan. As of March 31, 2008, options to purchase 3,213,934 shares were outstanding under the 2007 Plan. As of such date, the Company had issued 39,375 shares of restricted stock under the 2007 Plan. As a result, the Company presently has only 346,691 shares authorized for issuance under the 2007 Plan.

The Board of Directors believes that the proposed increase in the number of shares of common stock available for issuance as provided in the 2007 Plan will provide greater flexibility in the administration of the 2007 Plan and is appropriate in light of the growth of the Company. The increase in the number of shares for which options may be granted under the 2007 Plan would represent approximately 5.5% of the issued and outstanding shares of common stock of the Company as of March 31, 2008.

Amendment No. 1 to the 2007 Plan is attached as Appendix A to this Proxy Statement.

Plan Summary

Types of Awards and Eligibility. Under the 2007 Plan, we may grant options and restricted stock to our employees, directors and consultants. As of March 31, 2008, we had approximately 313 employees, seven directors and two consultants eligible to participate in the 2007 Plan.

Administration. The 2007 Plan may be administered by the Board of Directors or by a committee (the “Committee”) to which administration of the 2007 Plan, or part of the 2007 Plan, is delegated by the Board of Directors (in either case, the “Administrator”). The Administrator will have the authority, in its discretion: to grant awards (“Awards”); to determine the fair market value of the common stock subject to Awards; to determine the exercise price of options granted; to determine the persons to whom, and the time or times at which, Awards will be granted, and the number of shares subject to each option and/or the number of shares of restricted stock; to interpret the 2007 Plan; to prescribe, amend, and rescind the rules and regulations relating to the 2007 Plan; to determine the terms and provisions of each Award granted; to modify or amend any Award with the consent of the participant; and to make all other determinations deemed necessary or advisable for the administration of the 2007 Plan. The Administrator may delegate nondiscretionary administrative duties to employees of the Company as it deems proper.

Stock Subject to the Plan. Currently, the total number of shares of common stock which may be granted as restricted stock and/or issued upon the exercise of options granted pursuant to the 2007 Plan shall not exceed 3,600,000 shares of common stock in the aggregate.

Stock Options. We may grant both incentive stock options (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “nonqualified options” (“NQOs”). The exercise price of NQOs may not be less than 100% of the fair market value of our common stock on the date of the grant, or otherwise determined by the Administrator in good faith based on actual trading data in accordance with the requirements of Section 409A of the Code. The exercise price of ISOs granted to any person who owns stock representing more than 10% of the total combined voting power of all of our common stock or the stock of any of our affiliates may not be less than 110% of the fair market value of our common stock on the date of grant. The exercise price of all other ISOs will be determined in accordance with the applicable provisions of the Code and may not be less than the fair market value of our common stock on the date of grant.

Except with the express written approval of the Administrator with respect to NQOs, options granted under the 2007 Plan are not transferable, otherwise than by will or the laws of descent and distribution, and, during the lifetime of the option holder, options are exercisable only by an option holder. Unless otherwise provided for by the option agreement or the 2007 Plan, options granted pursuant to the 2007 Plan terminate three months after the date of termination of employment, except that in the event of the death or permanent disability of the option holder, the option may be exercised by the holder (or the option holder’s representative, as the case may be) until six months after the date of death or permanent disability.

Duration of Options. Options granted under the 2007 Plan will expire no more than ten (10) years from the date on which the option is granted, or such lesser period of time as is set forth in the option agreement. ISOs granted to holders of more than 10% of our common stock will expire no more than five (5) years from the date the option is granted.

Exercise of Options. Options granted under the 2007 Plan vest and become exercisable immediately as of the effective date of the option agreement or in accordance with the schedule set by the Administrator specified in the option agreement relating to such option.

Restricted Stock. The Administrator may grant Restricted Stock to individuals under the 2007 Plan, in such amounts, and subject to such terms and conditions as the Administrator may determine in its sole discretion. Unless otherwise determined by the Administrator at the time of the grant, the holder of restricted stock will have the right to vote the restricted stock and to receive dividends, until such shares are forfeited.

Adjustments. Except as otherwise provided for in the 2007 Plan, if the common stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board of Directors in (i) the number and class of shares of stock subject to the 2007 Plan and each option and restricted stock grant outstanding under the 2007 Plan, and (ii) the exercise price of each outstanding option. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each participant at least thirty (30) days prior to such proposed action. Except as otherwise permitted by the Administrator, all outstanding options and unvested restricted stock grants will terminate immediately prior to consummation of such proposed action. In the event of a merger or consolidation of the Company in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the stockholders of the Company receive securities of the acquiring entity, all options and restricted stock will be assumed or equivalent awards will be substituted by the successor entity. If the successor entity does not agree to assume the options or restricted stock or to substitute equivalent awards, the Administrator may permit the full vesting or exercise of any of the restricted stock or options prior to consummation of such event.

Federal Income Tax Consequences. We will not, nor will the optionee, recognize taxable income or deduction for federal income tax purposes from the grant or exercise of an ISO. When an optionee sells common stock acquired upon exercise of an ISO, the optionee will be taxed at long-term capital gain rates, if the common stock has been held for at least one year and the option was granted at least two years prior to the date of sale (“Holding Period Requirements”). If the optionee fails to meet the Holding Period Requirements, the difference between the exercise price and the fair market value of the common stock at the time of exercise will be taxable to the optionee as ordinary income and we will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee, if we comply with applicable withholding requirements, and if the amount qualifies as an ordinary and necessary business expense. Although the optionee will not recognize taxable income for federal income tax purposes upon the exercise of an ISO, the difference between the exercise price and fair market value of the common stock at the time of exercise gives rise to an adjustment in calculating alternative minimum taxable income.

We will not, nor will the optionee, recognize taxable income or deduction from the grant of a NQO at fair market value. At the time of exercise of a NQO, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock. We will be entitled to a deduction for tax purposes in an amount equal to the ordinary income recognized by the optionee, if we comply with applicable tax withholding requirements.

A participant will not have taxable income upon grant of restricted stock unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the common stock received minus any amount paid for the common stock.

Amendment of Plan. The Board of Directors may at any time amend, alter, suspend or discontinue the 2007 Plan. Without the consent of an optionee and/or a participant, no amendment, alteration, suspension or discontinuance may adversely affect (a) outstanding options except to conform the 2007 Plan and ISOs granted under the 2007 Plan to the requirements of federal or other tax laws relating to incentive stock options and/or (b) restricted stock grants. No amendment, alteration, suspension or discontinuance will require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board of Directors otherwise concludes that stockholder approval is advisable.

Other Information

The grant of options and restricted Stock under the 2007 Plan is subject to the discretion of the Administrator. As of the date of this Proxy Statement, there has been no determination by the Administrator with respect to future Awards under the 2007 Plan.

The closing price of a share of our common stock as of March 31, 2008 was $1.25 per share.

Awards Granted to Certain Individuals and Groups

As of the date hereof, the Company cannot determine the benefits or amounts that will be received by or allocated to any individual or group resulting from the approval of the amendment to the 2007 Plan. The following table sets forth (a) the aggregate number of shares subject to option grants to certain individuals and groups under the 2007 Plan during the last fiscal year, which ended December 31, 2007, and (b) the average per share exercise price of such options.

Name of Group	Number of Shares underlying Options	Average Per Share Exercise Price
Jason Brown, Chief Executive Officer and Chairman	-	$-
Mark Schaftlein, Former Chief Executive Officer	-	-
Andrew Jacobs, Senior Vice President of Operations	461,601	$2.23
All executive officers, as a group	461,601	$2.23
All directors who are not executive officers, as a group	25,000	$1.82
All employees, including all current officers who are not executive officers, as a group	268,000	$1.73

Equity Compensation Plan

The following tables provide information as of December 31, 2007 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,054,601	$1.90	2,545,399
Equity compensation plans not approved by security holders (2)	1,784,337	$1.08	N/A
Total	2,838,938	$1.38	2,545,399

(1)  On May 16, 2007, our stockholders approved the adoption of the 2007 Equity Participation Plan of Organic To Go Food Corporation. Under the plan, we are authorized to grant options and restricted stock to our employees, directors and consultants. The maximum number of shares of common stock that may be granted as restricted stock or issued upon the exercise of options pursuant to the plan is 3,600,000 shares. As of December 31, 2007, no shares of restricted stock were issued under the plan. As of that same date, options to purchase 1,054,601 shares of common stock have been issued under the plan. None of the options issued under the plan have been exercised.

(2) In connection with our merger with Organic To Go, Inc. on February 12, 2007, we issued options to purchase shares of our common stock in exchange for outstanding options to purchase shares of Organic To Go, Inc. common stock that were issued to directors, officers, employees and consultants of Organic To Go, Inc. prior to the merger. The following table summarizes the number and average weighted exercise price of Organic To Go, Inc. options that were outstanding on a pre-merger basis, and the equivalent information with respect to options to purchase our common stock that were exchanged for such Organic To Go, Inc. options on a post-merger basis.

Pre Merger		Post Merger
Number of Shares of Organic Holding Company, Inc. Common Stock Underlying Options	Weighted Average Exercise Price of Options	Number of Shares of our Common Stock Underlying Options	Weighted Average Exercise Price of Options (1)
939,432	$0.38	655,545	$0.54

(1) The options issued in connection with the merger generally expire 10 years from the date of grant and have vesting schedules ranging from immediately exercisable, to fully exercisable by July 2011.

Effective upon the closing of the merger, Jason Brown received options to purchase 1,246,674 shares of our common stock, which represented an amount equal to approximately 5% of the outstanding shares of our common stock as of the closing date of the merger determined on a fully-diluted basis. The options granted to Mr. Brown at closing have an exercise price of $1.38 per share and expire on February 11, 2016. Except in connection with a change in control, 25% of such options vest after 12 months of employment, with the remainder vesting over the next 36 months, for a total vesting period of 48 months.  All of the options vest immediately if, within 12 months after a change in control, Mr. Brown is terminated for any reason other than cause or if Mr. Brown terminates his employment for good reason.

The Board of Directors unanimously recommends that you vote “FOR” the amendment of the 2007 Plan to increase the number of shares of common stock authorized for issuance under the plan by 2,000,000 shares. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of common stock present and voting at the Meeting.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The table below sets forth information regarding our current executive officers. All of our executive officers, other than Michael Gats and Andrew Jacobs, have held their positions with us since February 12, 2007, which is the date when we acquired Organic To Go, Inc.

Name	Age	Position
Jason Brown	50	Chief Executive Officer and Chairman
Michael Gats	49	Chief Financial Officer
Andrew Jacobs	50	Senior Vice President of Operations

Jason Brown served as Chief Executive Officer and Chairman of the Board of Directors of Organic To Go, Inc. since its inception in February 2004. Mr. Brown has more than 25 years of experience in branded direct to consumer retail operations. From 2000 through March 2003, Mr. Brown served as the Chief Executive Officer of Custom Nutrition Services, a company which provided consumers with personalized vitamin solutions based on tailored medical expertise which he founded. In April 2003, Custom Nutrition Services was sold to Drugstore.com for $5.6 million in cash and stock. From 1995 to 2000, Mr. Brown served as the Chief Executive Officer of Concept Development, an alternative healthcare consulting firm. From 1990 to 2000, Mr. Brown served as a Managing Director for Columbia Sportswear NZ/Australia, an international sportswear manufacturer and retailer. From 1978 to 1989, Mr. Brown served as the Chief Executive Officer of Cotton Comfort, a vertically integrated cotton clothing store chain.

Michael Gats has served as Chief Financial Officer since January 2008. Prior to joining the Company, Mr. Gats served as Chief Financial Officer, Vice President and Corporate Secretary of Cutter & Buck, Inc., which was a publicly traded company operating in the sportswear and outerwear industry. Before joining Cutter & Buck in 1999, Mr. Gats was Chief Financial Officer at a privately held food manufacturing and distribution company, Director of Finance at a Seattle-based apparel company and spent ten years in public accounting with KPMG. He received a Bachelors degree in business with a major in accounting from Gonzaga University.

Andrew Jacobs has served as Senior Vice President of Operations since April 27, 2007. Mr. Jacobs has 27 years of experience in all aspects of food service operations, including significant experience in the research and development of menus and recipes. Prior to joining us, Mr. Jacobs worked with Costco Wholesale since 1991, directing all U.S. food service operations and focusing on business related to food court and deli operation. Mr. Jacobs oversaw the growth and expansion of Costco’s food court and service deli departments to over $500 million in annual sales. Prior to working for Costco, Mr. Jacobs worked as a consultant and operator in restaurant management, restaurant real estate and food service contract management.

     Summary Compensation

The following table sets forth information concerning compensation paid to our named executive officers:

SUMMARY COMPENSATION TABLE (1)

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f) (4)		All Other Compensation ($) (i)		Total ($) (j)
Jason Brown, Chief Executive Officer	2007	224,998	—	—	658,732	(5)	5,000	(6)	888,730
and Chairman (2)	2006	156,924	—	—	3,600	(7)	5,000	(8)	165,524
Mark Schaftlein, Former Chief Executive	2007	—	—	—	—		—		—
Officer (3)	2006	—	—	—	—		—		—
Andrew Jacobs, Senior Vice President of Operations (9)	2007	131,538	—	—	514,500	(10)	—		646,038

(1) Our named executive officers did not receive any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation Earnings during the years ended December 31, 2006 or 2007. Accordingly, columns (g) and (h) of the foregoing table relating to such items were omitted from the tabular presentation.

(2) Mr. Brown was appointed as our Chief Executive Officer and Chairman on February 12, 2007 in connection with our merger with Organic To Go, Inc. The compensation set forth for the fiscal year ended December 31, 2006, reflects amounts earned by Mr. Brown for his services as Chief Executive Officer and Chairman of Organic To Go, Inc.

(3) Mr. Schaftlein resigned as our sole officer and director on February 12, 2007.

(4) The amount in the “Option Awards” column is calculated using the provisions of SFAS 123R for the fiscal years ended December 31, 2006 and December 31, 2007. For a description of SFAS 123R and the assumptions used in determining the value of the options, see the notes to the financial statements included in our Annual Report on Form 10-K filed on March 31, 2008.

(5) Effective upon the closing of our merger with Organic To Go, Inc., we issued to Mr. Brown options to purchase 1,246,674 shares of common stock at an exercise price of $1.38 per share. The amount issued was equal to 5% of the outstanding shares of our common stock as of the closing of the merger determined on a fully-diluted basis. Except in connection with a change of control, 25% of such options vest after 12 months of employment, with the remainder vesting monthly over the next three years, for a total vesting period of 48 months. All of Mr. Brown’s options vest immediately if, within 12 months after a change in control Mr. Brown is terminated for any reason other than for cause or if Mr. Brown terminates his employment for good reason.

(6) Mr. Brown received $5,000 in director’s fees in 2007.

(7) The Board of Directors of our wholly owned subsidiary, Organic To Go, Inc., approved the issuance of options to purchase 60,000 shares of Organic To Go, Inc. common stock to Mr. Brown in 2006. The options had a term of 10 years, an exercise price of $0.12 per share and vested monthly over two years from January 1, 2006. Pursuant to our merger with Organic To Go, Inc., Mr. Brown’s options to purchase 60,000 shares of Organic To Go, Inc. common stock were converted into options to purchase 41,869 shares of Organic To Go Food Corporation common stock, with the same term and vesting as the prior options and with an exercise price of $0.17 per share.

(8)   Mr. Brown received $5,000 in director’s fees in 2006.

(9) Mr. Jacobs was appointed as Senior Vice President of Operations on April 27, 2007.

(10) On May 15, 2007, the Company issued Mr. Jacobs options to purchase 461,601 shares of common stock. The options have a term of 10 years and an exercise price of $2.23 per share. Options to purchase 25,000 and 109,150 shares of common stock vest on May 16, 2007 and April 27, 2008, respectively, with the remaining options to purchase 327,451 shares of common stock vesting monthly in equal installments over a three year period thereafter.

Outstanding Equity Awards

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (1)
OPTION AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Jason Brown	38,380	(2)	3,489	(2)	-0-	$0.17	2-29-16
	-		1,246,674	(3)	-0-	$1.38	2-11-16
Mark Schaftlein	-		-		-	-	-
Andrew Jacobs	-		461,601	(4)	-0-	$2.23	5-15-17

(1) Our named executive officers did not receive any stock awards during the year ended December 31, 2007 or have any stock awards at such date. Accordingly, columns (g), (h), (i) and (j) of the foregoing table relating to such items were omitted from the tabular presentation.

(2) The options vest monthly in equal installments over a two year period beginning on January 1, 2006 and ending on January 1, 2008, with the first installment vesting on February 1, 2006.

(3) Options to purchase 311,668 shares of common stock vest on February 12, 2008, with the remaining options to purchase 935,006 shares of common stock vesting monthly in equal installments over a three year period thereafter.

(4)   Options to purchase 25,000 and 109,150 shares of common stock vest on May 16, 2007 and April 27, 2008, respectively, with the remaining options to purchase 327,451 shares of common stock vesting monthly in equal installments over a three year period thereafter.

Director Compensation

The following table presents information regarding outstanding compensation paid to our directors as of December 31, 2007. Each director was paid an annual director’s fee of $5,000.

DIRECTOR COMPENSATION (1)
Name (a) (2)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (d) (3)		All Other Compensation ($) (g)		Total ($) (j)
Dave Smith	$5,000	$-		36,000	(4)	$41,000
Peter Meehan	$5,000	$-		-		$5,000
Roy Bingham	$5,000	$-		-		$5,000
Douglas Lioon	$5,000	$-		-		$5,000
S.M. “Hass” Hassan	$5,000	$22,000	(5)	-		$27,000

(1)       None of the directors received any Non-Equity Incentive Plan Compensation or Non-Qualified Deferred Compensation Earnings during the year ended December 31, 2007. Accordingly, columns (e) and (f) of the foregoing table relating to such items were deleted from the tabular presentation.

(2)       Mr. Brown also serves as a director. He does not receive any additional compensation beyond that disclosed in the “Summary Compensation Table” set forth above for his services as a director.

(3)       The amount in the “Option Awards” column is calculated using the provisions of SFAS 123R for the fiscal year ended December 31, 2007. For a description of SFAS 123R and the assumptions used in determining the value of the options, see the notes to the financial statements included in our Annual Report on Form 10-K filed on March 31, 2008.  As of December 31, 2007, each of the directors, other than Mr. Smith and Mr. Hassan, held options to purchase 41,869 shares of Organic To Go Food Corporation common stock. As of December 31, 2007, Mr. Smith and Mr. Hassan held options to purchase 56,174 and 66,869 shares of Organic To Go Food Corporation common stock respectively.

(4) Mr. Smith was paid $41,000 in consulting fees.

(5) On September 25, 2007, Mr. Hassan was granted options to purchase 25,000 shares of common stock, with a term of 10 years, and an exercise price of $1.82 per share. 25% of the options vest after 12 months of employment, with the remainder vesting monthly in equal installments over the next three years, for a total vesting period of 48 months. The options were issued to Mr. Hassan in connection with services rendered relating to specialty retail development.

Employment Agreements

Jason Brown

On February 7, 2008, we entered into a new employment agreement with Jason Brown, our Chairman, President and Chief Executive Officer. The summary of Mr. Brown’s employment agreement presented below is qualified in its entirety by reference to full text of the employment agreement, which was filed with our Current Report on Form 8-K filed with the SEC on February 13, 2008.

Unless the employment agreement is terminated earlier in accordance with its terms, the Company will employ Mr. Brown until February 7, 2011. After February 7, 2011, the employment agreement will automatically renew for successive 1 year terms unless either party gives the other written notice of its election not to renew the agreement.

Pursuant to the employment agreement, we are obligated to pay Mr. Brown a base salary of $250,000 per year as base compensation, subject to annual increases at the discretion of our Board of Directors. In addition, Mr. Brown is eligible to receive a cash incentive bonus of 35% of base compensation as determined in accordance with the following formula:

•	25% is based on Mr. Brown achieving certain performance goals mutually agreed upon by him and the Board of Directors each year;

•	25% is determined at the discretion of the Board of Directors; and

•	50% is based on achievement of performance goals by the Company, which will be mutually agreed upon by Mr. Brown and the Board of Directors each year.

We will also provide Mr. Brown and his family with certain health, dental and vision benefits and Mr. Brown is entitled to receive reimbursements for all necessary and reasonable travel, entertainment and other business expenses in connection with his duties.

In the event that Mr. Brown’s employment with us is terminated due to permanent disability, or for any other reason other than for cause, we will (i) continue to provide and pay for health benefits to Mr. Brown and his family for a 12 month period following the date of termination, (ii) pay to Mr. Brown a lump sum equal to Mr. Brown’s annual base compensation and (iii) except in the case of Mr. Brown’s permanent disability, provide Mr. Brown with certain outplacement services and assistance for a 12 month period following the date of termination.

Mr. Brown’s employment agreement contains restrictive covenants preventing him from:

•	competing with us during his employment and for a period of 3 years after termination of his employment;

•
soliciting any person employed by us, any of our sales representatives or consultants or any of our customers or suppliers during his employment and for a period of 3 years after termination of his employment; and

•	using our confidential business information at any time, except in connection with the performance of his duties for the Company.

Andrew Jacobs

On April 27, 2007, we entered into an employment agreement with Mr. Jacobs, our Senior Vice President of Operations. The summary of Mr. Jacobs’ employment agreement presented below is qualified in its entirety by reference to the full text of the employment agreement, which was filed with our Registration Statement on Form SB-2 filed with the SEC on July 13, 2007.

Unless the employment agreement is terminated earlier in accordance with its terms, we will employ Mr. Jacob until April 26, 2009. After April 26, 2009, the employment agreement will automatically renew for successive 1 year terms unless either party gives the other written notice of its election not to renew the agreement.

Pursuant to the employment agreement, we are obligated to pay Mr. Jacob a base salary of $200,000 per year, subject to annual increases at the discretion of our Chief Executive Officer. In addition, Mr. Jacob is eligible to receive a cash incentive bonus of up to $50,000 per year. The total amount of Mr. Jacobs’ cash incentive bonus is determined in accordance with the following formula:

•	25% is based on Mr. Jacobs achieving certain performance goals mutually agreed upon by him and our Chief Executive Officer each year;

•	25% is determined at the discretion of our Chief Executive Officer; and

•	50% is based on achievement of performance goals by the Company, which will be mutually agreed upon by Mr. Jacobs and our Chief Executive Officer, at the beginning of each year.

We will also provide Mr. Jacobs and his family with certain health benefits and Mr. Jacobs is entitled to receive reimbursements for all reasonable business, travel and entertainment expenses that he incurs or he pays for on our behalf.

In connection with Mr. Jacobs’ employment, he received options to purchase 461,601 shares of our common stock. The options were granted in accordance with the terms and conditions of our 2007 Equity Participation Plan. 25,000 options fully vested on the date of grant. 25% of the balance of such options will vest after 12 months of employment, with the remainder vesting in equal monthly installments over the next three years, for a total vesting period of 48 months. All of Mr. Jacobs’ options vest immediately if, within 12 months after a change in control, Mr. Jacob is terminated without cause. Additionally, in the event that Mr. Jacob is terminated due to permanent disability, or for any other reason other than for cause, Mr. Campbell will be entitled to receive his base salary in accordance with our standard payroll procedures for nine months following the date of termination.

Mr. Jacobs’ employment agreement contains restrictive covenants preventing him from:

•	competing with us during his employment and for a period 12 months after termination of his employment, subject to certain exceptions;

•
soliciting any person employed by us, any of our sales representatives or consultants, or any of our clients, customers or suppliers during his employment and for a period of 9 to 12 months after termination of his employment; and

•	using our confidential business information at any time, except in connection with the performance of his duties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on March 31, 2008, for (i) each executive officer and director, (ii) all executive officers and directors as a group and (iii) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of common stock (2)	Percent of Class of Common Stock
Officers and Directors:
Jason Brown (3)	2,669,122	7.2%
Michael Gats (4)	39,375	*
Andrew Jacobs (5)	243,300	*
Dave Smith (6)	124,687	*
Peter Meehan (7)	100,403	*
Roy Bingham (8)	226,153	*
Douglas Lioon (9)	570,990	1.5%
S.M. “Hass” Hassan (10)	142,967	*
Gunnar Weikert (11)	10,416	*
All directors and executive officers as a group (9 persons) (12)	4,127,413	11.0%
More than 5% Beneficial Owners:
W.Health L.P. (13)	11,428,572	28.13%
Adam Usdan (14)	3,039,473	8.2%
Trellus Management Company, LLC (14)	3,039,473	8.2%

*	Less than 1%

(1)	Unless otherwise indicated, the address of the beneficial owner is c/o Organic To Go Food Corporation, 3317 Third Avenue South, Seattle, Washington 98134.
(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock which are purchasable under options or warrants which are currently exercisable, or which will become purchasable or exercisable no later than 60 days after March 31, 2008, are deemed outstanding for computing the percentage of the person holding such options or warrants, but not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	Mr. Brown’s holdings consist of 2,183,161 shares of common stock, options to purchase 474,093 shares of common stock and warrants to purchase 11,868 shares of common stock.
(4)	Mr. Gats’ holdings consist of 39,375 shares of restricted stock.
(5)	Mr. Jacobs’ holdings consist of options to purchase 243,300 shares of common stock.
(6)	Mr. Smith’s holdings consist of 58,255 shares of common stock, options to purchase 66,283 shares of common stock and warrants to purchase 149 shares of common stock.

(7)	Mr. Meehan’s holdings consist of 41,868 shares of common stock and options to purchase 58,535 shares of common stock.
(8)	Mr. Bingham’s holdings consist of 167,380 shares of common stock, options to purchase 58,535 shares of common stock and warrants to purchase 238 shares of common stock.
(9)	Mr. Lioon’s holdings consist of 500,587 shares of common stock, options to purchase 58,535 shares of common stock and warrants to purchase 11,868 shares of common stock.
(10)	Mr. Hassan’s holdings consist of 66,000 shares of common stock, options to purchase 48,067 shares of common stock and warrants to purchase 28,900 shares of common stock.
(11)	Dr. Weikert’s holdings consist of options to purchase 10,416 shares of common stock.
(12)	Consists of 3,056,626 shares of common stock, 39,375 shares of restricted stock, options to purchase 1,017,764 shares of common stock and warrants to purchase 53,023 shares of common stock.
(13)
Consists of 7,142,857 shares of common stock and warrants to purchase 4,285,715 shares of common stock. The address of the beneficial owner is c/o Inventages Whealth Management Inc., Winterbotham Place, Marlborough & Queen Streets, P. O. Box N-3026, Nassau, The Bahamas.

(14)
Consists of 2,239,473 shares of common stock and warrants to purchase 800,000 shares of common stock. Adam Usdan and Trellus Management Company LLC share voting and investment control over the shares. The address of each beneficial owner is 350 Madison Avenue, 9 Floor, New York, New York 10017. The company is reporting this stock ownership based upon a Schedule 13G filed with the SEC.

 Changes in Control

On February 12, 2007, the Company consummated a share exchange pursuant to which the Company issued 13,268,997 shares of common stock in exchange for 100% of the outstanding shares of Organic To Go, Inc. capital stock held by the stockholders of Organic To Go, Inc. Concurrently with the share exchange, the Company issued 5,200,000 shares of common stock to investors in a private placement. At the completion of the share exchange and private placement, the former Organic To Go, Inc. stockholders owned 13,268,997 shares, or approximately 67.7%, of the Company’s common stock and the investors in the private placement owned 5,200,000 shares, or approximately 26.5%, of the Company’s common stock.

In addition, in connection with the closing of the share exchange, effective on February 12, 2007, Mark Schaftlein resigned as the Company’s Chief Executive Officer, Chief Financial Officer and sole director.  Immediately thereafter, Messrs. Jason Brown, Dave Smith, Peter Meehan, Roy Bingham, Douglas Lioon and S.M. “Hass” Hassan were appointed as members of the Company’s Board of Directors and Jason Brown was appointed as the Company’s Chief Executive Officer, President and Secretary, and Jonathan Wernick was appointed as the Company’s Chief Financial Officer and Treasurer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”) requires the executive officers and directors and persons who beneficially own more than 10% of a class of securities registered under Section 12 the Exchange Act to file initial reports of ownership and reports of changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely upon the Company’s review of such forms furnished to the Company during the fiscal year ended December 31, 2007, and written representations from certain reporting persons, the Company believes that its executive officers and directors have complied with the requirements imposed on them by Section 16(a) of the Exchange Act except for Paul Campbell, the Company’s former Chief Financial Officer, and Andrew Jacobs, the Company’s Senior Vice President of Operations, who each neglected to timely file one Form 3 report during the year ended December 31, 2007, relating to their appointments as executive officers of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

On February 27, 2007, our Board of Directors approved the dismissal of De Leon & Company, P.A. (“De Leon & Company”) as our independent registered public accounting firm.

The report of De Leon & Company on our financial statements for the fiscal year ended December 31, 2006, did not contain an adverse opinion or disclaimer of opinion, except that the report stated that it was prepared assuming that we would continue as a going concern, as to which our recurring operating losses raised substantial doubt. The reports were not modified as to uncertainty, audit scope, or accounting principles.

During our fiscal years ended December 31, 2005 and December 31, 2006 and the subsequent interim period preceding the termination, we had no disagreements with De Leon & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of De Leon & Company, would have caused De Leon & Company to make reference to the subject matter of the disagreements in connection with its report on the financial statements for the fiscal year ended December 31, 2006.

Effective February 27, 2007, we engaged Rose, Snyder & Jacobs as our new independent accountants. Rose, Snyder & Jacobs served as the independent public accounting firm for our wholly owned subsidiary, Organic To Go, Inc., for the fiscal years ended December 31, 2006 and December 31, 2005. During our two most recent fiscal years and the interim period preceding our engagement of Rose, Snyder & Jacobs, Organic To Go Food Corporation did not consult with Rose, Snyder & Jacobs regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

We provided De Leon & Company with a copy of our Current Report on Form 8-K filed with the SEC on February 29, 2007, announcing the change in certifying accountants, and requested that De Leon & Company furnish us with a letter addressed to the SEC stating whether it agreed with the statements made by us regarding De Leon & Company in the Form 8-K. A copy of De Leon & Company’s letter to the SEC, dated March 7, 2007, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on March 9, 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 27, 2007, we dismissed De Leon & Company as our independent registered accounting firm. On that same date, our Board of Directors appointed Rose, Snyder & Jacobs as our independent registered public accounting firm. Rose, Snyder & Jacobs served as the independent public accounting firm for our wholly owned subsidiary, Organic To Go, Inc., for the fiscal years ended December 31, 2006 and December 31, 2005.

Independent Registered Public Accounting Firm Fees

The following table represents the fees billed to us by De Leon & Company for the years ended December 31, 2007 and December 31, 2006.

Type of Fees	2007	200
Audit Fees	$-	$23,110
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

 The following table represents the fees billed to us by Rose, Snyder & Jacobs for the years ended December 31, 2007 and December 31, 2006.

Type of Fees	2007	2006
Audit Fees	$109,500	$55,000
Audit-Related Fees	$46,500	$20,500
Tax Fees	9,000	-
All Other Fees	23,200	-

REPORT OF AUDIT COMMITTEE

During the fiscal year ended December 31, 2007, the Audit Committee was composed of two non-employee directors, namely, Douglas Lioon and Roy Bingham. The Board of Directors has determined that Mr. Bingham qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether any other member of the Audit Committee qualifies as an Audit Committee Financial Expert. The Audit Committee met four times during the fiscal year ended December 31, 2007.

The Audit Committee has reviewed with management the audited financial statements in the Company’s Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent public accountants their general preference for conservative policies when a range of accounting options is available.

The Audit Committee also discussed with the independent public accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received and discussed with the independent public accountants their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and considered with the independent public accountants whether the provision of services provided by them to the Company during the fiscal year ended December 31, 2007 was compatible with the independent public accountants’ independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews the Company’s SEC reports prior to filing and all quarterly earnings announcements in advance of their issuance with management and representatives of the independent public accountants. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, including evaluating the effectiveness of disclosure controls and procedures, and evaluating the effectiveness of internal controls over financial reporting, and of the independent public accountants, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States of America.

In reliance on these reviews and discussions, and the report of the independent public accountants, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

AUDIT COMMITTEE

Roy Bingham Douglas Lioon

STOCKHOLDER COMMUNICATIONS

Stockholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing the Secretary of the Company at the following address: c/o Secretary, 3317 Third Avenue South, Seattle, Washington 98134. The Secretary will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND HOUSEHOLDING

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC is available upon written request and without charge to stockholders by writing to the Company c/o Secretary, 3317 Third Avenue South, Seattle, Washington 98134 or by calling telephone number (206) 838-4670.

In certain cases, only one Annual Report and Proxy Statement may be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Secretary, Organic To Go Food Corporation, at the address or telephone number indicated in the previous paragraph. In addition, stockholders sharing an address can request delivery of a single copy of Annual Reports or Proxy Statements if they are receiving multiple copies of Annual Reports or Proxy Statements by directing such request to the same mailing address.

STOCKHOLDER PROPOSALS

In the event that a stockholder desires to have a proposal considered for presentation at the 2009 Annual Meeting of Stockholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, or seeks to nominate a candidate for election at such meeting, the proposal or nomination must be forwarded in writing to the Company so that it is received no later than ninety (90) nor more than one hundred twenty (120) days in advance of the first anniversary of the date the Company’s proxy statement was first mailed to stockholders for the 2008 Annual Meeting of Stockholders; provided, however, that in the event that the date of the 2009 Annual Meeting is changed by more than thirty (30) days from the date of the 2008 Annual Meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such meeting and ten (10) calendar days following the date on which public announcement of the date of such meeting is first made by the Company. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. The notice must comply with the Company’s Bylaws. Notices should be directed to: Organic To Go Food Corporation, 3317 Third Avenue South, Seattle, Washington 98134, Attention: Secretary.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by the Company under those statutes, the Report of the Audit Committee will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by the Company under those statutes, except to the extent the Company specifically incorporates such report by reference therein. In addition, information on the Company’s website, other than this Proxy Statement and the enclosed proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

OTHER BUSINESS

The Company does not know of any other business to be presented at the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

By Order of the Board of Directors

/s/ Jason Brown
Jason Brown
Chairman and Chief Executive Officer

Seattle, Washington
April __, 2008

APPENDIX A

AMENDMENT NO. 1
TO
2007 EQUITY PARTICIPATION PLAN
OF
ORGANIC TO GO FOOD CORPORATION

WHEREAS, the stockholders of Organic To Go Food Corporation (the “Company”) adopted the Company’s 2007 Equity Participation Plan on May 16, 2007 (the “Plan”);

WHEREAS, Section 12 of the Plan provides that the Board of Directors of the Company may amend the Plan; and

WHEREAS, the Board of Directors has determined that it would be advisable to amend the Plan as set forth in this Amendment No. 1.

NOW, THEREFORE, the Plan is hereby amended as follows:

Section 3 of the Plan shall be amended in its entirety to read as follows:

3.    STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 and Section 8.5 of this Plan, the total number of shares of Common Stock which may be granted as Restricted Stock and/or issued upon the exercise of Options granted pursuant to this Plan shall not exceed 5,600,000 shares of Common Stock in the aggregate. The shares of Common Stock covered by the portion of any Option grant under this Plan which expires or remains unexercised shall become available again for grant under this Plan. If any shares of Restricted Common Stock expire or are otherwise terminated, cancelled, surrendered or forfeited, then such shares of Common Stock shall also be available again for grant under this Plan.

By Order of the Board of Directors.

Jason Brown, Chairman

Dated _____________, 2008

PROXY	PROXY

ORGANIC TO GO FOOD CORPORATION

3317 Third Avenue South, Seattle, Washington 98134
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints Jason Brown, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Organic To Go Food Corporation (the “Company”) held of record by the undersigned as of the close of business on __________, 2008, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on May 16, 2008, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

1.	To elect the following directors to serve until the 2009 Annual Meeting of Stockholders or until their respective successors are elected and qualified:

FOR ALL                  WITHHOLD AUTHORITY FOR ALL

Jason Brown, Dave Smith, Peter Meehan, Roy Bingham, Douglas Lioon, S.M. “Hass” Hassan and Gunnar Weikert

To withhold authority to vote for any individual nominee, check the box marked “For All” above and write the nominee’s name in the space provided here:

2.	To ratify the appointment of Rose, Snyder & Jacobs as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

FOR               AGAINST               ABSTAIN

3.	To ratify the amendment of the Company’s 2007 Equity Participation Plan to increase the number of shares of common stock authorized for issuance under the plan by 2,000,000 shares.

FOR               AGAINST               ABSTAIN

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 2008 ANNUAL MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS IN SPACE PROVIDED.

♦	NEW ADDRESS:

NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.

Signature:	Dated:

Signature:	Dated: